As filed with the Securities and Exchange Commission on March 22, 2007

Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

XTL BIOPHARMACEUTICALS LTD.
(Exact Name of Registrant as Specified in Its Charter)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

750 Lexington Avenue, 20th Floor
New York, NY 10022
(212) 531-5960

(Address and Telephone Number of Registrant's Principal Executive Offices)

Ron Bentsur
Chief Executive Officer
XTL Biopharmaceuticals Ltd.
750 Lexington Avenue, 20th Floor
Telephone: (212) 531-5960
(Name, address, and telephone number, of agent for service)

Copies to:

Mark F. McElreath Alston & Bird LLP 90 Park Avenue New York, New York 10016 Telephone: (212) 210-9595 Facsimile: (212) 210-9444	Ronen Kantor Kantor & Co. Oz House 14 Abba Hilel Silver (12th Floor) Ramat Gan 52506, Israel (011) + 972 3 613 3371

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐______________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐____________

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE(1) (2)

Title of each class of securities to be registered	Amount to be registered	Proposed maximum aggregate price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares, par value NIS 0.02	46,666,670	$0.672	$31,360,002(3)	$3,356(4)

Ordinary Shares, par value NIS 0.02	23,333,335(5)	$0.879	$20,416,668(6)	$2,184(4)

(1) These fees were previously paid, under Form F-1 Registration Statement No. 333-133445, filed on April 20, 2006.

(2) A separate registration statement on Form F-6 (Registration No. 333-12696) has been filed for the registration of American Depositary Shares evidenced by American Depositary Receipts issuable upon the deposit of ordinary shares registered hereby. Each American Depositary Share represents ten ordinary shares.

(3) Estimated solely for the purposes of computing the amount of the registration fee pursuant to Rule 4(c) under the Securities Act based on the average of the high and low prices of the American Depositary Shares, divided by the ten ordinary shares represented thereby, reported on the Nasdaq National Market on April 19, 2006.

(4) Previously paid.

(5) Issuable upon exercise of warrants issued to the Selling Shareholders.

(6) Estimated solely for the purposes of computing the amount of the registration fee pursuant to Rule 457(g) under the Securities Act, and is $20,416,668, the exercise price of the warrants issued to the Selling Shareholders.

Pursuant to Securities and Exchange Commission Rule 429 under the Securities of 1933, as amended, the Prospectus included in this Registration Statement relates to unsold securities in the aggregate amount of $51,776,670 that were previously registered by XTL Biopharmaceuticals Ltd. under Registration Statement No. 333-133445 on Form F-1 filed on April 20, 2006. This Registration Statement constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-133445. This Post-Effective Amendment shall hereafter become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, concurrently with the effectiveness of this Registration Statement.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated March 22, 2007.

PROSPECTUS

7,000,000.5 American Depositary Shares
Each Representing Ten Ordinary Shares

XTL Biopharmaceuticals Ltd.

This prospectus related to the offer and sale by the Selling Shareholders named herein of up to an aggregate of 70,000,005 ordinary shares in the form of American Depositary Shares, or ADSs, which we refer to herein as “Shares,” of XTL Biopharmaceuticals Ltd., an Israeli public limited liability company. Each ADS represents ten ordinary shares. The ADSs are evidenced by American Depositary Receipts, or ADRs. The number of ordinary shares being offered includes 23,333,335 ordinary shares, which are issuable upon the exercise of warrants, and which we refer to herein as “Warrant Shares.” The Selling Shareholders may, from time to time, sell any or all of their ADRs on the Nasdaq Global Market or in private transactions using any of the methods described in the section of this prospectus entitled “Plan of Distribution.” We will not receive any proceeds from the sale of ADRs by the Selling Shareholders other than the exercise price payable to us upon the exercise of the warrants. We issued these ordinary shares to the Selling Shareholders in a private transaction.

Our ordinary shares are traded on the London Stock Exchange under the symbol “XTL” and on the Tel Aviv Stock Exchange under the symbol “XTL.” ADRs representing our ordinary shares are quoted on the Nasdaq Global Market under the symbol “XTLB.” On March 21, 2007, the closing price of our ordinary shares on the London Stock Exchange was 19.50 British Pence per share, the closing price of our ordinary shares on the Tel Aviv Stock Exchange was NIS 1.626 per share, and the closing price of our ADRs on the Nasdaq Global Market was $4.06 per ADR.

Investing in these securities involves certain risks. You should refer to the “Risk Factors” included in our annual report on Form 20-F for the year ended December 31, 2006, which is incorporated by reference herein, and carefully consider that information before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______, 2007.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, on Form F-3 on March 22, 2007. We incorporate by reference herein certain filings with the SEC. You should rely only on the information contained in this prospectus and any filings incorporated by reference herein. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus may be used only where it is legal to sell these securities. You should not assume that the information contained in this prospectus or information incorporated by reference herein or therein, is current as of any date other than the date of such information. Our business, financial condition, results of operations and prospects may have changed since that date.

We urge you to read this prospectus and other offering material together with the additional information described under the heading "Where You Can Find More Information."

The terms "we," "our," "ours" and "us" refer to XTL Biopharmaceuticals Ltd. and our consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act of 1933, as amended, or the Securities Act, with respect to our ADRs offered hereby. This prospectus, which forms part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Some items are omitted in accordance with the rules and regulations of the SEC. For further information about us and our ordinary shares and our ADRs, we refer you to the registration statement and the exhibits and schedules to the registration statement filed as part of the registration statement. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit are qualified in all respects by reference to the actual text of the exhibit. You may read and copy the registration statement, including the exhibits and schedules to the registration statement, along with any other reports we have filed with the SEC, including our annaul reports on Form 20-F and periodic reports on Form 6-K at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at www.sec.gov, from which you can electronically access the registration statement, including the exhibits and schedules to the registration statement.

We are “incorporating by reference” into this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to these documents. The information in the documents incorporated by reference is considered to be part of this prospectus. We incorporate by reference our annual report on Form 20-F for the fiscal year ended December 31, 2006, as well as all future annual reports on Form 20-F, and any future reports on Form 6-K that we so indicate are incorporated by reference, that we may file with or furnish to the SEC under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, until all the securities offered by this prospectus are sold.

Information contained in this prospectus updates, modifies or supersedes, as applicable, the information contained in earlier-dated documents incorporated by reference. Information in documents that we file with the SEC after the date of this prospectus will automatically update and supersede information in this prospectus or in earlier-dated documents incorporated by reference.

Upon written or oral request, we will provide a copy of the documents we incorporate by reference (including any exhibits specifically incorporated by reference in such documents), at no cost, to any person to whom this prospectus is delivered. To request a copy of any or all of these documents, you should write or telephone us at: 750 Lexington Avenue, 20th Floor, New York, NY 10022 (telephone: 212-531-5960). Our primary internet address is www.xtlbio.com. None of the information on our website is incorporated by reference into this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed in this prospectus may constitute forward-looking statements for purposes of the Securities Act, and the Exchange Act, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” and similar expressions are intended to identify such forward-looking statements. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation, those discussed under “Risks Factors” in our Annual Report on Form 20-F, as well as factors which may be identified from time to time in our other filings with the SEC, or in the documents where such forward-looking statements appear. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements.

The forward-looking statements contained in this report reflect our views and assumptions only as of the date this report is signed. Except as required by law, we assume no responsibility for updating any forward-looking statements.

PROSPECTUS SUMMARY

The following is a summary of selected information contained elsewhere in this prospectus. It does not contain all of the information that you should consider before deciding to invest in our ordinary shares or ADRs. You should read this entire prospectus carefully, especially the section entitled “Risk Factors” and the financial statements and the notes to the financial statements at the end of the prospectus. Unless the context requires otherwise, references in this prospectus to “XTLbio,” the “Company,” “we,” “us” and “our” refer to XTL Biopharmaceuticals Ltd. and our wholly-owned subsidiary, XTL Biopharmaceuticals, Inc. We have prepared our consolidated financial statements in United States dollars and in accordance with United States generally accepted accounting principles, or U.S. GAAP. All references herein to "dollars" or "$" are to United States dollars, and all references to "Shekels" or "NIS" are to New Israeli Shekels.

XTL BIOPHARMACEUTICALS LTD.

We are a biopharmaceutical company engaged in the acquisition, development and commercialization of pharmaceutical products for the treatment of unmet medical needs, particularly the treatment of neuropathic pain and hepatitis C.

Our ordinary shares are traded on the London Stock Exchange under the symbol “XTL,” and on the Tel Aviv Stock Exchange under the symbol “XTL.” Our ADRs are quoted on the Nasdaq Global Market under the symbol “XTLB.” We operate under the laws of the State of Israel, under the Israeli Companies Act, the regulations of the United Kingdom Listing Authority, which governs our listing on the London Stock Exchange, and in the US, the Securities Act, the Exchange Act and the regulations of the Nasdaq Global Market.

Our principal offices are located at 750 Lexington Avenue, 20th Floor, New York, New York 10022, and our telephone number is 212-531-5960. The principal offices of XTL Biopharmaceuticals, Inc., our wholly-owned US subsidiary and agent for service of process in the US, are located at 750 Lexington Avenue, 20th Floor, New York, NY 10022, and its telephone number is 212-531-5960. Our primary internet address is www.xtlbio.com. None of the information on our website is incorporated by reference into this prospectus.

THE OFFERING

Securities offered hereby	46,666,670 ordinary shares, par value NIS 0.02 per share, in the form of ADRs, and 23,333,335 ordinary shares underlying warrants, also in the form of ADRs.

Use of proceeds
Except for proceeds, if any, received in connection with the exercise of warrants, we will not receive any proceeds from the sale of ADRs by the Selling Shareholders. Any proceeds received in connection with the exercise of warrants will be used for general corporate purposes.

ADRs	Each ADR represents the right to receive ten ordinary shares. See "Description of American Depositary Shares."

•  The depositary will hold the shares underlying your ADRs. You will have rights as provided in the deposit agreement.

•  We do not expect to pay dividends in the foreseeable future. If, however, we declare dividends on our ordinary shares, the depositary will pay you the cash dividends and other distributions it receives on our ordinary shares, after deducting its fees and expenses.

•  You may turn in your ADRs to the depositary in exchange for our ordinary shares. The depositary will charge you fees for any such exchange.

•  We may amend or terminate the deposit agreement without your consent. If you continue to hold your ADRs, you agree to be bound by the deposit agreement, as amended.

Depositary	The Bank of New York

Timing and Settlement for ADRs
The ADRs will be deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company, or DTC, in New York, New York. DTC and its direct and indirect participants will maintain records that will show the beneficial interests in the ADRs and facilitate any transfer of the beneficial interests.

Nasdaq Stock Market symbol for ADRs	“XTLB”

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2006, as adjusted to reflect the effect of our recent in-licensing transaction of Bicifadine with Dov Pharmaceutical, Inc. in January 2007.

You should read this table in conjunction with “Selected Financial Data” and our combined financial statements and related notes included in our most recent annual report.

(In thousands, except per share amounts)	As of December 31, 2006	Bicifadine In-Licensing January 2007	As Adjusted
Cash, cash equivalents, bank deposits and trading and marketable securities	$25,347	$(7,500)	$17,847
Shareholders’ equity:
Ordinary shares of NIS 0.02 par value (authorized: 300,000,000 as of December 31, 2006 and 2005; issued and outstanding: 220,124,349 as of December 31, 2006 and 173,180,441 as of December 31, 2005)	1,072	—	1,072
Additional paid in capital	136,611	—	136,611
Deficit accumulated during development stage	(114,923)	(7,500)	(122,423)
Total shareholders’ equity	22,760	(7,500)	15,260
Total capitalization	$22,760	$(7,500)	$15,260

USE OF PROCEEDS

Except for proceeds, if any, received in connection with the exercise of warrants, we will not receive any proceeds from the sale of ADRs by the Selling Shareholders. Any proceeds received in connection with the exercise of warrants will be used for general corporate purposes.

SELLING SHAREHOLDERS

The Selling Shareholders received ADRs representing our ordinary shares as the result of a private placement of our ordinary shares on May 25, 2006. Selling Shareholders, including any non-sale transferees, pledges or donees or their successors, may from time to time offer and sell any or all of the ADRs representing ordinary shares pursuant to this prospectus.

The Selling Shareholders may offer all, some or none of the ADRs. Because the Selling Shareholders may offer all or some portion of the ADRs, no estimate can be given as to the amount of ADRs that will be held by the Selling Shareholders upon termination of any sales.

The information in the following table was provided at the time of the private placement in March 2006. We make no representation as to its accuracy as of the date of this prospectus, as some of these Selling Shareholders may have sold their ADRs without notifying us.

Name and Address of Selling Shareholder	Number of ADRs representing ordinary shares obtained as the result of the private placement and registered hereby (includes ADRs receivable upon the exercise of Warrants)	Number of ADRs receivable upon the exercise of Warrants	Number of ADRs representing ordinary shares obtained as the result of the private placement and registered hereby beneficially owned as of the date hereof (1)
Catalytix, LDC c/o CIBC Bank and Trust Company (Cayman) Limited CIBC Financial Centre 11 Dr. Roy’s Drive P.O. Box 694 GT Grand Cayman, Cayman Islands, B.W.I.	18,750	6,250	0
Catalytix LDC Life Science Hedge AC c/o CIBC Bank and Trust Company (Cayman) Limited CIBC Financial Centre 11 Dr. Roy’s Drive P.O. Box 694 GT Grand Cayman, Cayman Islands, B.W.I.	18,750	6,250	0
Formula Investment House, Ltd. Trident Chambers, P.O. Box 146 Road Town, Tortola British Virgin Islands	75,000	25,000	0
GLG North American Opportunity Fund Walker House P.O. Box 908GT George Town, Grand Cayman Cayman Islands	249,999	83,333	0
North Sound Legacy Institutional Fund LLC c/o North Sound Capital LLC 20 Horseneck Lane Greenwich, CT 06830	210,000	70,000	0

Name and Address of Selling Shareholder	Number of ADRs representing ordinary shares obtained as the result of the private placement and registered hereby (includes ADRs receivable upon the exercise of Warrants)	Number of ADRs receivable upon the exercise of Warrants	Number of ADRs representing ordinary shares obtained as the result of the private placement and registered hereby beneficially owned as of the date hereof (1)
North Sound Legacy International Ltd. c/o North Sound Capital LLC 20 Horseneck Lane Greenwich, CT 06830	540,000	180,000	0
Merlin Biomed, LP 230 Park Avenue, Suite 928 New York, NY 10169	195,000	65,000	0
Merlin Biomed Round Table Fund, LP 230 Park Avenue, Suite 928 New York, NY 10169	11,550	3,850	0
Merlin Biomed II, LP 230 Park Avenue, Suite 928 New York, NY 10169	57,949.5	19,316.5	0
Merlin Biomed International, Ltd. 230 Park Avenue, Suite 928 New York, NY 10169	235,500	78,500	0
Capital Ventures International c/o Heights Capital Management, Inc. 101 California Street, Suite 3250 San Francisco, CA 94111	124,999.5	41,666.5	0
RAQ, LLC 787 Seventh Ave., 48th Floor New York, NY 10019	62,500.5	20,833.5	0
Valesco Healthcare Partners I LP 787 Seventh Ave., 48th Floor New York, NY 10019	21,000	7,000	0
Valesco Healthcare Partners II LP 787 Seventh Ave., 48th Floor New York, NY 10019	43,999.5	14,666.5	0
Valesco Healthcare Overseas Fund, Ltd. 787 Seventh Ave., 48th Floor New York, NY 10019	34,999.5	11,666.5	0
Fore Convertible Master Fund, Ltd. c/o Fore Research & Management, L.P. 280 Park Avenue, 43rd Floor New York, NY 10017	323,100	107,700	0

Name and Address of Selling Shareholder	Number of ADRs representing ordinary shares obtained as the result of the private placement and registered hereby (includes ADRs receivable upon the exercise of Warrants)	Number of ADRs receivable upon the exercise of Warrants	Number of ADRs representing ordinary shares obtained as the result of the private placement and registered hereby beneficially owned as of the date hereof (1)
Fore Multi Strategy Master Fund, Ltd. c/o Fore Research & Management, L.P. 280 Park Avenue, 43rd Floor New York, NY 10017	201,450	67,150	0
Fore Erisa Fund, Ltd. c/o Fore Research & Management, L.P. 280 Park Avenue, 43rd Floor New York, NY 10017	39,450	13,150	0
Man Mac 1, Ltd. c/o Fore Research & Management, L.P. 280 Park Avenue, 43rd Floor New York, NY 10017	186,000	62,000	0
Narragensett I, LP 540 Madison Avenue, 38th Floor New York, NY 10022	360,000	120,000	0
Narragensett Offshore, Ltd. 540 Madison Avenue, 38th Floor New York, NY 10022	390,000	130,000	0
Highbridge International LLC c/o Highbridge Capital Management, LLC 9 W. 57th Street, 27th Floor New York, NY 10019	750,000	250,000	0
Portside Growth and Opportunity Fund c/o Ramius Capital Group, LLC 666 Third Avenue, 26th Floor New York, NY 10017	249,999	83,333	0
Senvest Master Fund LP 110 East 55th Street, Suite 1600 New York, NY 10022	156,499.5	52,166.5	0
Senvest Israel Partners LP 110 East 55th Street, Suite 1600 New York, NY 10022	156,000	52,000	0
Sonostar Capital Partners LLC 191 King Street Chappaqua, NY 10514	124,999.5	41,666.5	0

Name and Address of Selling Shareholder	Number of ADRs representing ordinary shares obtained as the result of the private placement and registered hereby (includes ADRs receivable upon the exercise of Warrants)	Number of ADRs receivable upon the exercise of Warrants	Number of ADRs representing ordinary shares obtained as the result of the private placement and registered hereby beneficially owned as of the date hereof (1)
Kenneth Hoberman 28 Avenue at Port Imperial #327 West New York, NJ 07657	63,501	21,167	0
Nortrust Nominees Ltd. c/o Invesco Asset Management 30 Finsbury Square London, England EC2A 1AG	1,206	402	0
Chase Nominees Ltd. c/o Invesco Asset Management 30 Finsbury Square London, England EC2A 1AG	43,812	14,604	0
Vidacos Nominees Limited c/o Invesco Asset Management 30 Finsbury Square London, England EC2A 1AG	7,797	2,599	0
Vidacos Nominees Limited c/o Invesco Asset Management 30 Finsbury Square London, England EC2A 1AG	142,185	47,395	0
James Oliviero III 220 Riverside Boulevard, #6A New York, NY 10069	16,509	5,503	0
Diamondback Master Fund, Ltd. One Landmark Square - 15th Floor Stamford, CT 06901	249,999	83,333	0
Cimarron Biomedical Equity Master Fund L.P. 2626 Cole Avenue, Suite 400 Dallas, TX 75204	75,000	25,000	0
Rock Securities Limited 20 Balderton Street - 4th Floor London, England WIK 6TL	124,999.5	41,666.5	0
Iroquois Master Fund Ltd. 641 Lexington Avenue, 26th Floor New York, NY 10022	187,500	62,500	0
Bank Julius Baer & Co. Ltd. Bahnhofstrasse 36 P.O. Box CH-8010 Zurish	999,999	333,333	0

Name and Address of Selling Shareholder	Number of ADRs representing ordinary shares obtained as the result of the private placement and registered hereby (includes ADRs receivable upon the exercise of Warrants)	Number of ADRs receivable upon the exercise of Warrants	Number of ADRs representing ordinary shares obtained as the result of the private placement and registered hereby beneficially owned as of the date hereof (1)
Apex Investments Ltd. 2 Koyfman Street Tel-Aviv, Israel 68012	49,999.5	16,666.5	0
Apex Provident Funds 2 Koyfman Street Tel-Aviv, Israel 68012	49,999.5	16,666.5	0
Yourdent Ltd. Sharet 1/26 Natanya, Israel	49,999.5	16,666.5	0
Aviv Raiz 17 Haarbaa Street Tel Aviv, Israel	99,999	33,333	0
Total	7,000,000.5	2,333,333.5	0

(1) Assumes sale of all of the ADRs representing ordinary shares obtained as a result of the private placement, registered and offered hereby.

PLAN OF DISTRIBUTION

The Selling Shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their ADRs on any stock exchange, market or trading facility on which the ADRs are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling ADRs:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the ADRs as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales created after the date of the private placement;

•	broker-dealers may agree with the Selling Shareholders to sell a specified number of such ADRs at a stipulated price per ADR;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Broker-dealers engaged by the Selling Shareholders may arrange for other brokers dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of ADRs, from the purchaser) in amounts to be negotiated. The Selling Shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Shareholders may from time to time pledge or grant a security interest in some or all of the ADRs owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the ADRS from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus.

The Selling Shareholders also may transfer the ADRs in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Shareholders and any broker-dealers or agents that are involved in selling the ADRs may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the ADRs purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Shareholders have informed us that none of them have any agreement or understanding, directly or indirectly, with any person to distribute the ADRs.

We are required to pay all fees and expenses that we incur incident to the registration of the ADRs. We have agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

EXPENSES OF THE ISSUE

The table below itemizes the expenses paid by us in connection with the registration and issuance of the securities being registered by this prospectus.

Placement Agents	$2,423,000
Securities and Exchange Commission Registration Fee	$5,540
Legal Fees and Expenses	$765,460
Accountants' Fees and Expenses	$367,000
Printing and Duplicating Expenses	$45,000
Miscellaneous Expenses	$31,000
Total	$3,637,000

DESCRIPTION OF SHARE CAPITAL

Share Capital

As of December 31, 2006, we had 300,000,000 ordinary shares, par value NIS 0.02, authorized and 220,124,349 ordinary shares issued and outstanding. All of the outstanding shares are issued and fully paid.

As of December 31, 2006, an additional 56,568,573 options and warrants were issuable upon the exercise of outstanding options and warrants to purchase our ordinary shares. The exercise price of the options and warrants outstanding is between $0.106 and $2.110 per share.

As of December 31, 2002, we had 300,000,000 ordinary shares, par value NIS 0.02, authorized and 111,165,364 ordinary shares issued and outstanding. Since such date and through December 31, 2006, we have issued an aggregate of 4,968,163 ordinary shares upon the exercise of options. In addition, in August 2004, we issued 56,009,732 ordinary shares pursuant to a placing and open offer for new ordinary shares on the London Stock Exchange, in September 2005, we issued 1,314,420 ordinary shares pursuant to a license agreement and an asset purchase agreement with VivoQuest Inc., and in May 2006, we issued a 46,666,670 ordinary shares pursuant to a private placement.

DESCRIPTION OF AMERICAN DEPOSITARY RECEIPTS

American Depository Shares

On the effective date of the registration statement of which this prospectus is a part, we issued and deposited the ordinary shares registered hereby with Bank Hapoalim B.M., The Bank of New York’s custodian in Tel Aviv, Israel. The Bank of New York in turn issued to the Selling Shareholders American Depositary Receipts, or ADRs, representing American Depositary Shares, or ADSs. One ADR represents an ownership interest in ten of our ordinary shares. Each ADR also represents securities, cash or other property deposited with The Bank of New York but not distributed to ADR holders. The Bank of New York's Corporate Trust Office is located at 101 Barclay Street, New York, NY 10286, U.S.A. Their principal executive office is located at One Wall Street, New York, NY 10286, U.S.A.

You may hold ADRs either directly or indirectly through your broker or other financial institution. If you hold ADRs directly, you are an ADR holder. This description assumes you hold your ADRs directly. If you hold the ADRs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADR holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Because The Bank of New York will actually hold the ordinary shares, you must rely on it to exercise the rights of a shareholder. The obligations of The Bank of New York are set out in a deposit agreement among us, The Bank of New York and you, as an ADR holder. The agreement and the ADRs are generally governed by New York law.

The following is a summary of the agreement. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the entire agreement and the ADR. Directions on how to obtain copies of these are provided in the section entitled "Where You Can Find More Information."

Share Dividends and Other Distributions

The Bank of New York has agreed to pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities after deducting its fees and expenses. You will receive these distributions in proportion to the number of shares your ADRs represent.

Cash. The Bank of New York will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the U.S. If that is not possible or if any approval from any government or agency thereof is needed and cannot be obtained, the agreement allows The Bank of New York to distribute the foreign currency only to those ADR holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADR holders who have not been paid. It will not invest the foreign currency and it will not be liable for the interest.

Before making a distribution, any withholding taxes that must be paid under U.S. law will be deducted. See “Taxation—United States Federal Income Tax Considerations—Taxation of Dividends Paid On Ordinary Shares.” The Bank of New York will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when The Bank of New York cannot convert the foreign currency, you may lose some or all of the value of the distribution.

Shares. The Bank of New York may distribute new ADRs representing any shares we may distribute as a dividend or free distribution, if we furnish it promptly with satisfactory evidence that it is legal to do so. The Bank of New York will only distribute whole ADRs. It will sell shares which would require it to use a fractional ADR and distribute the net proceeds in the same way as it does with cash. If The Bank of New York does not distribute additional ADRs, each ADR will also represent the new shares.

Rights to receive additional shares. If we offer holders of our ordinary shares any rights to subscribe for additional shares or any other rights, The Bank of New York may make these rights available to you. We must first instruct The Bank of New York to do so and furnish it with satisfactory evidence that it is legal to do so. If we do not furnish this evidence and/or give these instructions, and The Bank of New York decides it is practical to sell the rights, The Bank of New York will sell the rights and distribute the proceeds, in the same way as it does with cash. The Bank of New York may allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them. If The Bank of New York makes rights available to you, upon instruction from you, it will exercise the rights and purchase the shares on your behalf. The Bank of New York will then deposit the shares and issue ADRs to you. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

U.S. securities laws may restrict the sale, deposit, cancellation and transfer of the ADRs issued after exercise of rights. For example, you may not be able to trade the ADRs freely in the U.S. In this case, The Bank of New York may issue the ADRs under a separate restricted deposit agreement which will contain the same provisions as the agreement, except for the changes needed to put the restrictions in place.

Other Distributions. The Bank of New York will send to you anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, The Bank of New York has a choice. It may decide to sell what we distributed and distribute the net proceeds in the same way as it does with cash or it may decide to hold what we distributed, in which case the ADRs will also represent the newly distributed property.

The Bank of New York is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADR holders. We have no obligation to register ADRs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADRs, shares, rights or anything else to ADR holders. This means that you may not receive the distribution we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

The Bank of New York will issue ADRs if you or your broker deposit shares or evidence of rights to receive shares with the custodian upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees. The Bank of New York will register the appropriate number of ADRs in the names you request and will deliver the ADRs at its office to the persons you request.

You may turn in your ADRs at The Bank of New York's office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, The Bank of New York will deliver (1) the underlying shares to an account designated by you and (2) any other deposited securities underlying the ADR at the office of the custodian; or, at your request, risk and expense, The Bank of New York will deliver the deposited securities at its office.

Voting Rights

You may instruct The Bank of New York to vote the shares underlying your ADRs but only if we ask The Bank of New York to ask for your instructions. Otherwise, you won't be able to exercise your right to vote unless you withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares.

If we ask for your instructions, The Bank of New York will notify you of the upcoming vote and arrange to deliver our voting materials to you. The materials will (1) describe the matters to be voted on and (2) explain how you, on a certain date, may instruct The Bank of New York to vote the shares or other deposited securities underlying your ADRs as you direct. For instructions to be valid, The Bank of New York must receive them on or before the date specified. The Bank of New York will try, as far as practical, subject to Israeli law and the provisions of our Articles of Association, to vote or to have its agents vote the shares or other deposited securities as you instruct. The Bank of New York will only vote or attempt to vote as you instruct. However, if The Bank of New York does not receive your voting instructions, it will deem you to have instructed it to give a discretionary proxy to vote the shares underlying your ADRs to a person designated by us provided that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which we inform The Bank of New York that (x) we do not wish such proxy given, (y) substantial opposition exists, (z) such matter materially affects the rights of the holders of the shares underlying the ADRs.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct The Bank of New York to vote your shares. In addition, The Bank of New York and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your shares are not voted as you requested.

Rights of Non-Israeli Shareholders to Vote

Our ADSs may be freely held and traded pursuant to the General Permit and the Currency Control Law. The ownership or voting of ADSs by non-residents of Israel are not restricted in any way by our Articles of Association or by the laws of the State of Israel.

Fees and Expenses

ADR holders must pay:	For:

$5.00 (or less) per 100 ADSs (or portion thereof)	Each issuance of an ADS, including as a result of a distribution of shares or rights or other property. Each cancellation of an ADS, including if the agreement terminates.
$0.02 (or less) per ADS	Any cash payment.
Registration or Transfer Fees	Transfer and registration of shares on the share register of the Foreign Registrar from your name to the name of The Bank of New York or its agent when you deposit or withdraw shares.
Expenses of The Bank of New York	Conversion of foreign currency to U.S. dollars. Cable, telex and facsimile transmission expenses. Servicing of shares or deposited securities.
$0.02 (or less) per ADS per calendar year (if the depositary has not collected any cash distribution fee during that year)	Depositary services.
Taxes and other governmental charges	As necessary The Bank of New York or the Custodian have to pay on any ADR or share underlying an ADR, for example, stock transfer taxes, stamp duty or withholding taxes.
A fee equivalent to the fee that would be payable if securities distributed to you had been ordinary shares and the ordinary shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to ADR holders.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADRs or on the deposited securities underlying your ADRs. The Bank of New York may refuse to transfer your ADRs or allow you to withdraw the deposited securities underlying your ADRs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities underlying your ADRs to pay any taxes owed and you will remain liable for any deficiency. If it sells deposited securities, it will, if appropriate, reduce the number of ADRs to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:	Then:
Change the nominal or par value of our shares;
The cash, shares or other securities received by The Bank of New York will become deposited securities. Each ADR will automatically represent its equal share of the new deposited securities. The Bank of New York may, and will if we ask it to, distribute some or all of the cash, shares or other securities it received. It may also issue new ADRs or ask you to surrender your outstanding ADRs in exchange for new ADRs, identifying the new deposited securities.

Reclassify, split up or consolidate any of the deposited securities;

Distribute securities on the shares that are not distributed to you; or

Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or takes any similar action.

Amendment and Termination

We may agree with The Bank of New York to amend the agreement and the ADRs without your consent for any reason. If the amendment adds or increases fees or charges, except for taxes and other governmental charges or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses, or prejudices an important right of ADR holders, it will only become effective thirty days after The Bank of New York notifies you of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADR, to agree to the amendment and to be bound by the ADRs and the agreement is amended.

The Bank of New York will terminate the agreement if we ask it to do so. The Bank of New York may also terminate the agreement if The Bank of New York has told us that it would like to resign and we have not appointed a new depositary bank within ninety days. In both cases, The Bank of New York must notify you at least ninety days before termination.

After termination, The Bank of New York and its agents will be required to do only the following under the agreement: (1) advise you that the agreement is terminated, and (2) collect distributions on the deposited securities and deliver shares and other deposited securities upon cancellation of ADRs. After termination, The Bank of New York will, if practical, sell any remaining deposited securities by public or private sale. After that, The Bank of New York will hold the proceeds of the sale, as well as any other cash it is holding under the agreement for the pro rata benefit of the ADR holders that have not surrendered their ADRs. It will not invest the money and will have no liability for interest. The Bank of New York's only obligations will be to account for the proceeds of the sale and other cash. After termination our only obligations will be with respect to indemnification and to pay certain amounts to The Bank of New York.

Limitations on Obligations and Liability to ADR Holders

The agreement expressly limits our obligations and the obligations of The Bank of New York, and it limits our liability and the liability of The Bank of New York. We and The Bank of New York:

•	are only obligated to take the actions specifically set forth in the agreement without negligence or bad faith;

•	are not liable if either is prevented or delayed by law or circumstances beyond their control from performing their obligations under the agreement;

•	are not liable if either exercises discretion permitted under the agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADRs or the agreement on your behalf or on behalf of any other party; and

•	may rely upon any documents they believe in good faith to be genuine and to have been signed or presented by the proper party.

In the agreement, we and The Bank of New York agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before The Bank of New York will issue or register transfer of an ADR, make a distribution on an ADR, or make a withdrawal of shares, The Bank of New York may require payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the:

•	transfer of any shares or other deposited securities;

•	production of satisfactory proof of the identity and genuineness of any signature or other information it deems necessary, and

•	compliance with regulations it may establish, from time to time, consistent with the agreement, including presentation of transfer documents.

The Bank of New York may refuse to deliver, transfer, or register transfers of ADRs generally when the books of The Bank of New York or our books are closed, or at any time if The Bank of New York or we think it advisable to do so. You have the right to cancel your ADRs and withdraw the underlying shares at any time except:

•
 when temporary delays arise because: (1) The Bank of New York or we have closed its transfer books; (2) the transfer of shares is blocked to permit voting at a shareholders' meeting; or (3) we are paying a dividend on the shares; or

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADRs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the agreement.

Pre-Release of ADRs

In certain circumstances, subject to the provisions of the agreement, The Bank of New York may issue ADRs before deposit of the underlying shares. This is called a pre-release of the ADR. The Bank of New York may also deliver shares upon cancellation of pre-released ADRs (even if the ADRs are cancelled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying shares are delivered to The Bank of New York. The Bank of New York may receive ADRs instead of shares to close out a pre-release. The Bank of New York may pre-release ADRs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made must represent to The Bank of New York in writing that it or its customer owns the shares or ADRs to be deposited; (2) the pre-release must be fully collateralized with cash or other collateral that The Bank of New York considers appropriate; and (3) The Bank of New York must be able to close out the pre-release on not more than five business days' notice. In addition, The Bank of New York will limit the number of ADRs that may be outstanding at any time as a result of prerelease, although The Bank of New York may disregard the limit from time to time, if it thinks it is appropriate to do so.

Inspection of Books of the Depositary

Under the terms of the agreement, holders of ADRs may inspect the transfer books of the depositary at any reasonable time, provided, that such inspection shall not be for the purpose of communicating with holders of ADRs in the interest of a business or object other than either our business or a matter related to the deposit agreement or ADRs.

Book-Entry Only Issuance - The Depository Trust Company

The Depository Trust Company, or DTC, New York, New York, will act as securities depository for the ADRs. The ADRs will be represented by one global security that will be deposited with and registered in the name of Cede & Co. (DTC’s partnership nominee), or such other name as may be requested by an authorized representative of DTC. This means that we will not issue certificates to you for the ADRs. One global security will be issued to DTC, which will keep a computerized record of its participants (for example, your broker) whose clients have purchased the ADRs. Each participant will then keep a record of its clients. Unless it is exchanged in whole or in part for a certificated security, a global security may not be transferred. However, DTC, its nominees, and their successors may transfer a global security as a whole to one another. Beneficial interests in the global security will be shown on, and transfers of the global security will be made only through, records maintained by DTC and its participants.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act . DTC holds securities that its participants (direct participants) deposit with DTC. DTC also records the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for direct participant’s accounts. This eliminates the need to exchange certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

DTC’s book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a direct participant. The rules that apply to DTC and its participants are on file with the SEC.

DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is, in turn, owned by a number of DTC’s direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

When you purchase ADRs through the DTC system, the purchases must be made by or through a direct participant, who will receive credit for the ADRs on DTC’s records. Since you actually own the ADRs, you are the beneficial owner and your ownership interest will only be recorded on the direct (or indirect) participants’ records. DTC has no knowledge of your individual ownership of the ADRs. DTC’s records only show the identity of the direct participants and the amount of ADRs held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You will receive these from your direct (or indirect) participant. Thus the direct (or indirect) participants are responsible for keeping accurate account of the holdings of their customers like you.

We will wire dividend payments to DTC’s nominee, and we will treat DTC’s nominee as the owner of the global security for all purposes. Accordingly, we will have no direct responsibility or liability to pay amounts due on the global security to you or any other beneficial owners in the global security.

Any redemption notices will be sent by us directly to DTC, who will in turn inform the direct participants, who will then contact you as a beneficial holder.

It is DTC’s current practice, upon receipt of any payment of dividends or liquidation amount, to credit direct participants’ accounts on the payment date based on their holdings of beneficial interests in the global securities as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to direct participants whose accounts are credited with preferred securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be based on the customary practices between the participants and owners of beneficial interests, as is the case with the ADRs held for the account of customers registered in “street name.” However, payments will be the responsibility of the participants and not of DTC or us.

ADRs represented by a global security will be exchangeable for certificated securities with the same terms in authorized denominations only if:

•	DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by us within 90 days; or

•	we determine not to require all of the ADRs to be represented by a global security.

If the book-entry only system is discontinued, the transfer agent will keep the registration books for the ADRs at its corporate office.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources we believe to be reliable, but we take no responsibility for the accuracy thereof.

INDEMNIFICATION FOR LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

Our legal advisers are Alston & Bird LLP, 90 Park Avenue, New York, New York 10016, United States of America, and Kantor & Co., Oz House, 14 Abba Hilel Silver (12th Floor), Ramat Gan 52506, State of Israel.

EXPERTS

The financial statements of XTL Biopharmaceuticals Ltd. as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, and for the period from March 9, 1993 (inception) to December 31, 2006 included in this prospectus on Form F−3 have been so included in reliance on the report of Kesselman & Kesselman, a member of PricewaterhouseCoopers International Ltd., an independent registered public accounting firm, Trade Tower, 25 Hamered Street, Tel Aviv 68125, Israel, except with respect to the period from March 9, 1993 to December 31, 2000 which is included in reliance on the report of Somekh Chaikin a member firm of KPMG International, an independent registered public accounting firm, KPMG Millennium Tower, 17 Ha'arba'a Street, Tel Aviv, 64739, Israel, which reports are incorporated by reference herein and upon the authority of said firms as experts in auditing and accounting.

PROSPECTUS
                , 2007
7,000,000.5 American Depositary Shares
Each Representing Ten Ordinary Shares

XTL Biopharmaceuticals Ltd.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.  Indemnification of Directors and Officers

Israeli law permits a company to insure an office holder in respect of liabilities incurred by him or her as a result of an act or omission in the capacity of an office holder for:

•	a breach of the office holder’s duty of care to the company or to another person;

•	a breach of the office holder’s fiduciary duty to the company, provided that he or she acted in good faith and had reasonable cause to believe that the act would not prejudice the company; and

•	a financial liability imposed upon the office holder in favor of another person.

Moreover, a company can indemnify an office holder for any of the following obligations or expenses incurred in connection with the acts or omissions of such person in his or her capacity as an office holder:

•	monetary liability imposed upon him or her in favor of a third party by a judgment, including a settlement or an arbitral award confirmed by the court; and

•
reasonable litigation expenses, including attorneys’ fees, actually incurred by the office holder or imposed upon him or her by a court, in a proceeding brought against him or her by or on behalf of the company or by a third party, or in a criminal action in which he or she was acquitted, or in a criminal action which does not require criminal intent in which he or she was convicted; furthermore, a company can, with a limited exception, exculpate an office holder in advance, in whole or in part, from liability for damages sustained by a breach of duty of care to the company.

The Registrant’s Articles of Association allow for insurance, exculpation and indemnification of office holders to the fullest extent permitted by law. The Registrant has entered into indemnification, insurance and exculpation agreements with its directors and executive officers, following shareholder approval of these agreements. The Registrant has directors’ and officers’ liability insurance covering its officers and directors for a claim imposed upon them as a result of an action carried out while serving as an officer or director, for (a) the breach of duty of care towards the Registrant or towards another person, (b) the breach of fiduciary duty towards the Registrant, provided that the officer or director acted in good faith and had reasonable grounds to assume that the action would not harm the Registrant’s interests, and (c) a monetary liability imposed upon him in favor of a third party.

Item 9.  Exhibits

Exhibit Number	Description of Exhibit
1.1	Form of Securities Purchase Agreement, dated March 17, 2006, by and among XTL Biopharmaceuticals Ltd., and the purchasers named therein ^
1.2	Form of Registration Rights Agreement, dated March 22, 2006, by and among XTL Biopharmaceuticals Ltd. and the purchasers named therein^
1.3	Form of Ordinary Share Purchase Warrants, dated March 22, 2006, issued to the purchasers under the Securities Purchase Agreement^
1.4	Escrow Agreement, dated March 22, 2006, by and among XTL Biopharmaceuticals Ltd., the Placement Agents named therein, and JPMorgan Chase Bank, N.A., as escrow agent^
4.1	Form of Share Certificate (including both Hebrew and English translations)††
4.2	Form of American Depositary Receipt (included as Exhibit A in Exhibit 4.3)†
4.3
Deposit Agreement, dated as of August 31, 2005, by and between XTL Biopharmaceuticals Ltd., The Bank of New York, as Depositary, and each holder and beneficial owner of American Depositary Receipts issued thereunder†

4.5	Form of Director and Senior Management Lock−up Letter^
5.1	Opinion of Kantor & Co. regarding legality of the ADRs^
23.1	Consent of Kantor & Co. (included in Exhibit 5.1)^
23.2	Consent of Kesselman & Kesselman, a member of PricewaterhouseCoopers International Ltd, dated March 22, 2007
23.3	Consent of Somekh Chaikin, a member firm of KPMG International, dated March 22, 2007
24.1	Power of Attorney (included in the signature page hereto)

† Incorporated by reference from Amendment No. 1 to the registration statement on Form 20-F filed by XTL Biopharmaceuticals Ltd. with the Securities and Exchange Commission on August 10, 2005, as it may be amended or restated.

^ Incorporated by reference from the registration statement on Form F-1 filed by XTL Biopharmaceuticals Ltd. with the Securities and Exchange Commission on April 20, 2006, as it may be amended or restated.

†† Incorporated by reference from the annual report on Form 20-F filed by XTL Biopharmaceuticals Ltd. with the Securities and Exchange Commission on March 22, 2007.

Item 10.  Undertakings

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act, the information omitted from a form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 22, 2007.

XTL BIOPHARMACEUTICALS LTD.

By:	/s/ Ron Bentsur
Name: Ron Bentsur Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of XTL Biopharmaceuticals Ltd. hereby severally constitute Ron Bentsur and Bill Kessler, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, including any registration statements filed pursuant to Rule 462(b), and generally to do all such things in our names and in our capacities as officers and directors to enable XTL Biopharmaceuticals Ltd. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signature as they may signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of March 22, 2007.

Signatures	Title

/s/ Michael S. Weiss	Chairman of the Board of Directors
Michael S. Weiss

/s/ Ron Bentsur	Chief Executive Officer
Ron S. Bentsur

/s/ Bill Kessler	Director of Finance
Bill Kessler	(principal financial accounting officer)

/s/ William J. Kennedy, Ph.D	Non-executive Director
William J. Kennedy, Ph.D

/s/ Ido Seltenreich	Non-executive Director and External Director
Ido Seltenreich

/s/ Vered Shany, D.M.D.	Non-executive Director and External Director
Vered Shany, D.M.D.

/s/ Ben Zion Weiner, Ph.D	Non-executive Director
Ben Zion Weiner, Ph.D